UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  February 14, 2012

BeesFree, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-150266	92-0189305
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2101 Vista Parkway, Suite 122
West Palm Beach, FL	33411
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (561) 939-4860

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2012 the Board of Directors of BeesFree, Inc. (the “Company”) unanimously approved the appointment of David. W. Todhunter, 49, to serve as the Company’s Secretary and Treasurer and to hold office until the next annual meeting of the stockholders of the Company or until his successor has been duly elected and qualified. Currently, Mr. Todhunter serves as the Chief Financial Officer and Chief Accounting Officer for the Company.

Mr. Todhunter has previously served as the Chief Financial Officer of Plus One Holdings, Inc. from 2005 to 2011. Plus One Holdings, Inc. is a company providing comprehensive wellness solutions to Fortune 1000 clients. During that time, Mr. Todhunter was responsible for full financial responsibility encompassing financial reporting to the Board and 165 sites, audits, budgeting, income and sales tax reporting, purchasing, invoicing and collections, cash management, investor and banking relations, merger financial due diligence, merger integrations, system implementations, and financial training.  In addition, Mr. Todhunter also directed Plus One Holding’s technology group from 2005 to 2006. Prior to that, Mr. Todhunter served as the Chief Financial Officer for The Robbins Company from 2001 to 2003, and then Chief Executive Officer from 2003 to 2004. The Robbins Company, a manufacturing, fulfillment, and business services company, provided employee recognition programs to Fortune 500 clients. Mr. Todhunter received his bachelor of arts in Applied Mathematics and Economics from Brown University.

There are no family relationships between Mr. Todhunter and any of our directors and executive officers. There are no transactions between Mr. Todhunter and the Company that are reportable under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On February 14, 2012, the Company received a letter from Centro de Estudios Territoriales del Chubut (“CET”) confirming an initial order of bee dispensers and serum, which consists of a proprietary mixture of chemical compounds to the bee population in order to prevent the effects of colony collapse disorder (the “Letter Agreement”).

Specifically the Letter Agreement, which is subject to product registration and authorization from the Argentinean national agency SENASA, calls for the Company to deliver 200 dispensers and 600 liters of serum to CET, which represents the interests of a large number of local beekeepers in the province of Chubut.

A copy of the Letter Agreement is attached to this Current Report on Form 8-K as Exhibits 10.1. The descriptions in this Item 7.01 of the transactions contemplated by this document do not purport to be complete and are qualified in its entirety by reference to the full text of the document filed as an exhibit hereto and incorporated herein by reference.

The Company does not expect to receive product registration and authorization from SENASA, an Argentinean national agency, until approximately August 2012.

Item 8.01	Other Events.

On February 17, 2012, we issued a press release entitled “Sales Order Represents the Company's Entrance Into the South American Market.” A copy of the press release is attached as Exhibit 99.1, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description

10.1	Letter Agreement from Centro de Estudios Territoriales del Chubut dated February 14, 2012.
99.1	Press Release titled “Sales Order Represents the Company's Entrance Into the South American Market” dated February 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 22, 2012

BEESFREE, INC.

By:	/s/ Mario Sforza
Mario Sforza
Chief Executive Officer and
President